LETTER OF CREDIT AGREEMENT

THIS LETTER OF CREDIT AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2011 by and between Global Health Ventures, Inc., a Nevada corporation (“Lender”), and ●, an Illinois limited liability company (“Debtor”).

RECITALS

A. Debtor has issued to Lender twelve (12) Secured Buyer Notes (designated as Secured Buyer Note #1, Secured Buyer Note #2, Secured Buyer Note #3, Secured Buyer Note #4, Secured Buyer Note #5, Secured Buyer Note #6, Secured Buyer Note #7, Secured Buyer Note #8, Secured Buyer Note #9, Secured Buyer Note #10, Secured Buyer Note #11, and Secured Buyer Note #12), each of even date herewith (the “Notes”), pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement between Debtor and Lender of the same date (the “Purchase Agreement”).

B. In order to induce Lender to extend the credit evidenced by the Notes, Debtor has agreed to cause ● (the “Bank”) to issue an Irrevocable Standby Letter of Credit substantially in the form attached hereto as Exhibit A (the “Letter of Credit”), for the benefit of Lender as security for the Notes.

C. Lender and Debtor now desire to establish the terms and conditions on which Lender may make draws on the Letter of Credit and set forth the respective rights and obligations of the parties in the event of a Payment Default (defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Recitals.  All of the information, facts and representations in the above Recitals, which are contractual in nature and not mere recitals, are in all respects true and accurate, and are incorporated by reference herein.

2. Escrow. Lender and Debtor agree that the Letter of Credit shall be held in escrow by ●, a Utah corporation (“Escrow Agent”), pursuant to the terms and conditions of an Escrow Agreement of even date herewith entered into by and among Lender, Debtor and Escrow Agent (the “Escrow Agreement”).

3. Draw on Letter of Credit. Debtor acknowledges and agrees that the Letter of Credit is provided to Lender as collateral for Debtor’s obligation to make payments as required by the Notes. Lender acknowledges and agrees that upon the occurrence of a Substitution Event (as defined in the Escrow Agreement) Debtor may replace the Letter of Credit with Substitute Collateral (as defined in the Escrow Agreement) pursuant to the terms and conditions of the Escrow Agreement. Upon the occurrence of a default in payment under a Note (a “Payment Default”), Lender shall notify each of Debtor and Escrow Agent of the Payment Default and the Note under which such Payment Default occurred (a “Default Notice”) and shall deliver to Escrow Agent an executed sight draft pursuant to the Escrow Agreement. In conjunction with the delivery of a Default Notice, Lender may request that Escrow Agent submit a draw request on the Letter of Credit (a “Draw Request”); provided, however, that Lender shall only be entitled to request that Escrow Agent submit a Draw Request (i) upon the occurrence of a Payment Default, and (ii) during the continuance of a Payment Default. In addition, pursuant to the terms of the Escrow Agreement, upon its receipt of a Default Notice from Lender, Escrow Agent shall promptly notify Debtor thereof and shall wait for a period of fifteen (15) days before Escrow Agent shall submit a Draw Request (the “Standstill Period”). During the Standstill Period, Debtor may dispute the occurrence or the amount of the Payment Default and exercise all or any of the remedies set forth in Section 4 below. At the later of the conclusion of the Standstill Period or, if applicable, the resolution in favor of Lender of any dispute between Lender and Debtor related to the occurrence of the applicable Payment Default or the amount thereof, and provided that Escrow Agent has not interpleaded the Letter of Credit into the Third Judicial District Court of the State of Utah pursuant to the Escrow Agreement, Escrow Agent shall submit the Draw Request and Lender may apply such payment without restriction and without any specific order of priority, to the payment of any amounts then owing under the Notes. For the avoidance of doubt, Debtor shall not be deemed in default under this Agreement, and Lender shall have no remedies hereunder or under any applicable law (and Lender shall have no right to request Escrow Agent to submit a Draw Request), as a result of any Event of Default (as defined in the Notes) other than a Payment Default.

4. Debtor’s Remedies. Upon Debtor’s receipt of a Default Notice and during the Standstill Period, should Debtor dispute the occurrence of the applicable Payment Default or the amount thereof, Lender agrees that, in addition to all other remedies available to Debtor at law or under any other Transaction Documents (as defined in the Purchase Agreement), Debtor shall be entitled to (i) injunctive relief preventing Lender and, if applicable, Escrow Agent from drawing on the Letter of Credit, and (ii) all other equitable remedies available at law, without the necessity of proving actual damages or posting a bond. In the event Debtor prevails in any action hereunder, Lender shall pay to Debtor all of Debtor’s reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which Debtor may be entitled, as set forth in Section 14 below.

5. Surrender. Subject to the terms of surrender set forth in the Escrow Agreement, Escrow Agent shall surrender the Letter of Credit to Debtor on the date that is six months and three days from the date hereof or such later date as directed by Debtor in its sole discretion. In conjunction with Escrow Agent’s surrender of the Letter of Credit, Lender shall execute such documents and take such actions as may be required to cause the Letter of Credit and the security interest granted herein to be terminated as soon as reasonably practicable thereafter.

6. Assignment.  The rights of Lender under this Agreement shall not be assignable by Lender without Debtor’s consent, which may be withheld in Debtor’s sole discretion.

7. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy or electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8. Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of the County of Salt Lake or the state courts of the State of Utah sitting in the County of Salt Lake in connection with any dispute arising under this Agreement or any of the other agreements between Lender and Debtor related hereto and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this Section 8 shall affect or limit any right to serve process in any other manner permitted by law.

9. Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Lender under this Agreement shall be directed as set forth below (or as the recipient thereof shall otherwise have directed in writing in accordance herewith) in a manner set forth below and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile, email or other form of electronic communication (with receipt of appropriate confirmation and provided that a Default Notice may not be provided by email), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. or Canadian mail, as the case may be, first class with postage prepaid.

Lender:	Global Health Ventures, Inc.
Attn: Hassan Salari
409 Granville Street, Suite 1023
Vancouver, British Columbia, Canada V6C 1T2

With a copy to:

●

Debtor:	●

With a copy to:

●

10. Nonwaiver. No failure or delay on Lender’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any further exercise thereof or of any other right.

11. Amendments and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by Debtor and Lender. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

12. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

13. Entire Agreement.  This Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Lender with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  Should there be any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern.

14. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the Prevailing Party (as defined below) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

15. Third Party Beneficiaries. The Bank is an intended third party beneficiary of this Agreement. Other than the Bank, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

16. Injunctive Relief. Lender and Debtor acknowledge and agree that the breach by either party of any covenant or obligation under this Agreement will cause the other party substantial, immediate and irreparable harm, or that the extent of damages caused by any violation of this Agreement would be impossible to ascertain, and that there is no adequate remedy at law in the event of such breach.  Accordingly, Lender and Debtor hereby agree that each such party shall be entitled to injunctive relief, without prejudice to any other right such party may have in law or equity, by bringing an appropriate action for such remedy in any court of competent jurisdiction which the aggrieved party, in its sole discretion, deems appropriate.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

LENDER:

GLOBAL HEALTH VENTURES, INC., a Nevada corporation By: Name: ______________________________ Title: _______________________________

DEBTOR:

●, an Illinois limited liability company
By: ●, Manager By: ______________________________ ●, President

EXHIBIT A

LETTER OF CREDIT